Exhibit 32.1

18 U.S. Section 1350 CERTIFICATIONS



In connection with the Annual Report of SaVi Media Group, Inc. (the? "Company"?) on Form 10-KSB for the fiscal year ended December 31, 2003 as filed with the Securities and Exchange Commission on the date hereof (the "Report"), we, Mario Procopio and Kathy Procopio, Chief Executive Officer and Chief Financial Officer of the Company, respectively, each certify, pursuant to 18 U.S.C. section 1350, as adopted pursuant to section 906 of the Sarbanes-Oxley Act of 2002, that to the best of our knowledge:

(1) The Report fully complies with the requirements of section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: April 13, 2005

/s/ Mario Procopio
Mario Procopio, Chief Executive Officer



Date: April 13, 2005

/s/ Kathy Procopio
Kathy Procopio, Chief Financial Officer